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Exhibit 23.02

Consent of Independent Accountants

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-113257) of our report dated February 27, 2004, except for paragraph 4 of Note 1 as to which date is May 17, 2004, relating to the financial statements and financial statement schedule of Alibris, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ Rowbotham & Company LLP

San Francisco, California
May 17, 2004

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  Exhibit 23.02
Consent of Independent Accountants